Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated December 18, 2013, on the financial statements of Pocket Games, Inc. (a development stage company) for the period from October 4, 2013 (inception) to October 31, 2013 , included herein on the registration statement of Pocket Games, Inc. on Form S-1 (Amendment No. 3), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 5, 2014